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                                                       Exhibit 23



                AMOCO EMPLOYEE SAVINGS PLAN


             CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 333-26145, 33-52579, 33-66170, 33-42950, and 33-58063) of the Amoco Employee Savings Plan of our report dated June 23, 1997 appearing in this Form 11-K.







PRICE WATERHOUSE LLP

Chicago, Illinois
June 23, 1997
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